ARTICLES OF AMENDMENT

              TO THE ARTICLES OF INCORPORATION OF

            UNITED STATES MINING & EXPLORATION, INC.

          Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

     FIRST:   The name of the corporation is United States Mining & Exploration,
Inc. (the "Corporation").

     SECOND:   The following amendment to the Articles of Incorporation of the
Corporation was duly adopted by the stockholders of the Corporation at a meeting held January 12, 1998, in the manner prescribed by the Utah Business Corporation Act, to-wit:

                           ARTICLE 1

          The name of this Corporation is "GLOBAL DIGITAL INFORMATION, INC."

     THIRD:   This amendment does not provide for any exchange, reclassification or cancellation of issued shares.

     FOURTH:   This amendment was adopted by the stockholders at a Special
Meeting held January 12, 1998, in accordance with the Utah Revised Business Corporation Act.

     FIFTH:    This amendment was not adopted by the incorporators or the Board of Directors without stockholder action.

     SIXTH:    (a)  The designation and number of outstanding shares of each class entitles to vote thereon as a class were as follows, to-wit:

          CLASS                    NUMBER OF SHARES

          Common                        9,612,349

               (b) The number of shares voted for the amendment was 6,281,310, with 0 opposing and 48 abstaining.






        IN WITNESS WHEREOF, the undersigned President, who is the sole executive officer of the Corporation, having been thereunto duly authorized, has executed the foregoing Articles of Amendment for the Corporation under the penalties of perjury this 22 day of January, 1998.


                                        UNITED STATES MINING &
                                        EXPLORATION, INC.

                                        By:_______________________
                                             Jeffrey Beneson
                                             President